                                                                     Exhibit 3.3
                                                                     -----------

                         CERTIFICATE OF INCORPORATION
                                      of
                     INDEPENDENT WIRELESS ONE CORPORATION

     FIRST:  The name of the Corporation is INDEPENDENT WIRELESS ONE
CORPORATION.

     SECOND: The registered office of the Corporation in the State of Delaware is located in the County of Kent at 15 East North Street, Dover, Delaware 19901. The registered agent of the Corporation at that address is Vanguard Corporate Services, Ltd.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          The enumeration of objects, special powers and purposes in these Articles shall not be deemed to exclude in any way or limit by inference any powers, objects or purposes granted to the Corporation by the laws of the State of Delaware now or subsequently in effect, implied by any reasonable construction of such laws.

     FOURTH: (a) The total number of shares of stock which the Corporation is authorized to issue is two hundred thousand (200,000 shares of common stock, divided as follows: one hundred thousand (100,000) shares of common stock without nominal or par value ("Common Stock") and one hundred thousand (100,000) shares of Class A common without nominal or par value ("Class A Common Stock").

          (b) All holders of shares of common stock of the Corporation, without distinction as to class, shall, except as otherwise required or restricted or limited by law, be entitled to receive ratably according to the number of shares of capital stock of the Corporation held by them respectively, such dividends as may from time-to-time be declared by the Board of Directors. In the event of any voluntary or involuntary dissolution or winding up of the Corporation, the holders of common stock, without distinction as to class, shall be entitled to share ratably in all assets of the Corporation then remaining according to the number of shares of capital stock held by them respectively.

          (c) The capital stock of the Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the shareholder shall not be liable for the debts, obligations, or liabilities of the Corporation.
The Certificate of Incorporation shall not be subject to amendment in this respect.

     FIFTH: The governing power of the Corporation shall be vested in a Board of Directors which shall initially consist of no less than seven (7) nor more than thirteen (13) directors, as fixed in accordance with the Bylaws of the Corporation, chosen by vote of the shareholders as provided in Article EIGHTH of this Certificate of Incorporation.

     SIXTH: Subject to Article EIGHTH of this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the Bylaws.

     SEVENTH: Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is any alleged action in an official capacity as director, officer or representative, or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith; provided, however, that the Corporation shall indemnify any such person in connection with any action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any action, suit or proceeding in advance of its final disposition upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced unless it should be determined ultimately that such person is entitled to be indemnified under this Article SEVENTH or otherwise.

     The rights conferred by this Article SEVENTH shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     EIGHTH:   (a)  The holder of Common Stock, voting as a class, shall have
100% of the voting power of the common stock of the Corporation unless one (1) or more shares of Class A Common Stock is issued.

          (b) Except for matters within the purview of subsection (d) of this Article hereof, while any Class A Common Stock is issued and outstanding, on all matters requiring consent or approval of stockholder, except the election of directors, the holders of the issued outstanding Common Stock shall have, as a class, 60% of the vote of all holders of the common stock of the Corporation and the holders of the issued and outstanding Class A Stock shall have, as a class, 40% of the vote of all holders of the Common Stock of the Corporation.

          (c) Each class of stock will vote as a class, and each share of stock within a class will have one vote.

          (d) Except as otherwise provided in this Certificate, a simple majority of votes within each class of stock will determine the vote of that class.

          (e) With respect to voting for directors, the holders of the issued and outstanding Common Stock and Class A Stock shall elect by classes the number of directors indicated below:

Number of Directors      Elected by Common Stock            Elected by Class A
-------------------      -----------------------            ------------------
             3                     2                                1
             4                     3                                1
             5                     3                                2
             6                     4                                2
             7                     4                                3
             9                     5                                4
            11                     6                                5
            13                     7                                6

          (f) The consent of a majority of each class of common stock of the Corporation is required to approve the following actions:

                  (i) any amendment of the Articles of Incorporation or By-Laws of the Corporation;

                  (ii)   any dissolution or liquidation of the Corporation;

                  (iii) any sale or other disposition of all or substantially all of the assets of or property held by the Corporation, or of any subsidiary of the Corporation, or in which the Corporation may have an interest;

                  (iv) the merger or consolidation of the Corporation into or with any person or entity;

                  (v) the creation or issuance of any debenture, note, or other evidence of indebtedness having a maturity in excess of one (1) year from date of issue and in a face amount in excess of $5 million;

                  (vi) the expenditure of any funds or issuance of capital stock of the Corporation for the acquisition of any business entity by the Corporation, or the obligation of the Corporation to expend funds with respect thereon. The vote of any Stockholder shall not be withheld to avail that Stockholder of the opportunity to acquire the rejected business entity;

                  (vi) borrowing, loaning or repaying any money, or the purchase, sale, or dealing in goods or services between the Corporation, or any entity controlled by the Corporation, and any stockholder, officer, director, employee or agent of the Corporation.

     NINTH: A director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its Stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit, it being the intention of this Article NINTH that a director of the Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation, of which this Article is a part, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation Law, as amended. Any repeal or modification of this paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     TENTH: The Corporation reserves the right to amend or repeal any provision contained in this certificate of incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

     ELEVENTH: The incorporator is J.K. Hage III, whose mailing address is 610 Charlotte Street, Utica, New York 13501.

          I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate of incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand and seal this 9th day of September, 1998.



                              INCORPORATOR J.K. Hage III


                                   /s/ J. K. Hage III
                                   ----------------------------
                                        J. K. Hage III

                           CERTIFICATE OF AMENDMENT
                                    of the
                         CERTIFICATE OF INCORPORATION
                                      of
                     INDEPENDENT WIRELESS ONE CORPORATION



     Pursuant to Section 241 of the Delaware Corporation Law (before payment of capital), the undersigned office of the Corporation described herein hereby submits the following amendment(s) to the corporation's Certificate of Incorporation to the Office of the Secretary of State of the State of Delaware.

     1. The date of incorporation of the Corporation is September 11, 1998, and the Corporation has not received any payment for its stock.

     2. The name of the Corporation before amendment was Independent Wireless One Corporation.

     3. The name of the Corporation after amendment shall remain Independent Wireless One Corporation.

     4.  The text(s) of each amendment as adopted is as follows:

          FIFTH: The governing power of the Corporation shall be vested in the Board of Directors, which shall initially consist of thirteen (13) Directors who shall serve for terms of two (2) years and who shall be chosen by vote of the Shareholders biannually at an Annual Meeting of Shareholders as provided in Article EIGHTH of this Certificate of Incorporation.

          EIGHTH:   (a)  The holders of Common Stock, voting as a class, shall have 100% of the voting power of the common stock of the Corporation unless one (1) or more shares of Class A Common Stock is issued.

               (b) Except as otherwise provided in this Certificate, each class of stock will vote as a class, and each share of stock within a class will have one vote.

               (c) Except as otherwise provided in this Certificate, a simple majority of votes within each class of stock will determine the vote of that class.

               (d) With respect to voting for directors, every shareholder, irrespective of class, shall be entitled to vote at elections of directors and shall have the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected, or to cumulate the votes by giving one candidate as many votes as the number of such directors multiplied by the aggregate number of votes shall equal, or by distributing such votes on the sample principle among any number of such candidates.

               (e) The consent of a majority of each class of common stock of the Corporation is required to approve the following actions:

               (i) any amendment of the Articles of Incorporation or By-laws of the Corporation;

               (ii)   any dissolution or liquidation of the Corporation;

               (iii) any sale or other disposition of all or substantially all of the assets of or property held by the Corporation, or of any subsidiary of the corporation, or in which the Corporation may have an interest;

               (iv) the merger or consolidation of the Corporation into or with any person or entity;

               (v) the creation or issuance of any debenture, note or other evidence of indebtedness having a maturity in excess of one (1) year from date of issue and in a face amount in excess of $5 million.

               (vi) the expenditure of any funds or issuance of capital stock of the Corporation for the acquisition of any business entity by the Corporation, or the obligation of the Corporation to expend funds with respect thereto. The vote of any Stockholder shall not be withheld to avail that Stockholder of the opportunity to acquire the rejected business entity;

               (vii) borrowing, loaning, or repaying any money, or the purchase, sale, or dealing in goods or services between the Corporation, or any entity controlled by the Corporation, and any stockholder, officer, director, employee, or agent of the Corporation.

     5.  The date of adoption of each amendment was February 4, 1999.

     6. The amendments were adopted by the Board of Directors of the Corporation. Shareholder action was not required.

     7.  These amendments will be effective upon filing.

     The manner of the adoption of the Certificate of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of applicable law, the Corporation's Certificate of Incorporation, and the Corporation's By-Laws.

     I hereby verify subject to the penalties of perjury that the statements contained are true this 22nd day of February, 1999.

                              /s/ J. K. Hage III
                              ------------------
                                   J. K. Hage III, Vice President

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION


     Independent Wireless One Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

             RESOLVED, that the Certificate of Incorporation of Independent Wireless One Corporation be amended by changing subparagraph (a) of the Article thereof numbered "FOURTH" so that, as amended, said subparagraph of said Article shall read as follows:

                  "The total number of shares of stock which the corporation is authorized to issue is Two Hundred Thousand (200,000) shares of Common Stock without nominal or par value."

             FURTHER RESOLVED, that the Certificate of Incorporation of Independent Wireless One Corporation be amended by deleting all of the Article thereof numbered "EIGHTH" and substituting a new Article numbered "EIGHTH" so that said Article shall be and read as follows:

                  "With respect to voting for directors, every shareholder shall be entitled to vote at an election of directors and shall have the right to vote the number of shares owned by him, her, or it for as many purposes as there are directors to be elected, or to cumulate the votes by giving one candidate as many votes as the number of such directors multiplied by the aggregate number of votes shall equal, or by distributing such votes on the same principle among any number of such candidates."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendments in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Independent Wireless One Corporation has caused this certificate to be signed by Solon Kandel, its President, and attested by J.K. Hage III, its Secretary, this 12th day of August, 1999.

                              By:  /s/ Solon Kandel
                                   -------------------------------
                                     Solon Kandel, President
ATTEST:


/s/ J.K. Hage III
----------------------------------
J.K. Hage III, Secretary